                                                              Exhibit 99.B(h)(6)

                               AMENDMENT NO. 1 TO
                       SECURITIES LENDING AGENCY AGREEMENT

          This Amendment No. 1 (this "Amendment") is made as of March 31, 2001 by and among KeyBank National Association ("KBNA" or the "Agent"), The Victory Portfolios ("VP") and The Victory Variable Insurance Funds ("VVIF") (VP and VVIF are each referred to as a "Principal") and Key Asset Management Inc. (the "Adviser").

          WHEREAS, the Agent, VP and the Adviser entered into a Securities Lending Agency Agreement, dated as of August 28, 1997 (the "Agreement"), which Agreement erroneously designated the name of VP as "The Victory Funds;";

          WHEREAS, KBNA is the successor by merger, effective December 29, 2000, to Key Trust Company of Ohio N.A. as "Agent" under the Agreement; and

          WHEREAS, the Board of Trustees of VP has approved modifications to the Agreement to reduce the Agent's compensation and to reflect the reorganization of several of the Funds (as defined in the Agreement) and to reflect the deletion or addition of certain Funds from Exhibit A to the Agreement;

          WHEREAS, the Board of Trustees of VVIF, on behalf of each series fund set forth on Exhibit A hereto below the name of VVIF (each a "Fund" and collectively, with the series funds set forth below the name of VP, the "Funds") individually and not jointly have adopted Securities Lending Guidelines in the form attached hereto as Exhibit B, pursuant to which each Fund listed under the name of VVIF on Exhibit A may participate in the securities lending program established pursuant to the Agreement as modified by this Amendment, and pursuant to such action VVIF desires to join the Agreement as an additional Principal;

          WHEREAS, the parties desire to amend the Agreement to reflect such modifications and to memorialize the new compensation schedule, which has been in effect since March 1, 2000.

          NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1. DEFINITIONS. All capitalized terms not otherwise defined in this Amendment shall have the meaning set forth in the Agreement.

          2. JOINDER BY VVIF. VVIF, on behalf of each Fund listed below the name of VVIF on Exhibit A, individually and not jointly, hereby agrees to the terms of the Agreement and this Amendment and agrees to join the Agreement and undertake the duties of, and be subject to the liabilities of, a Principal.

          3. REDUCTION OF AGENT'S COMPENSATION. In the fourth line of Paragraph 9 of the Agreement, the words "forty percent (40%)" are hereby amended to read "thirty percent (30%)". The foregoing change is retroactively effective as of March 1, 2000, in accordance with an oral modification of the agreement by the parties.

          4. EXHIBITS A AND B. Exhibit A to the Agreement is hereby deleted and replaced with Exhibit A, attached hereto, to reflect reorganizations of the Funds which have occurred since inception of the Agreement. Exhibit B to the Agreement is hereby deleted and replaced with Exhibit B, attached hereto, to reflect the addition of VVIF as an additional Principal to the Agreement and to reflect changes in the Board Policy since the date of the Agreement.

          5. MISCELLANEOUS. Except as expressly modified by this Amendment, all terms, conditions and provisions of the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date set forth above.


THE VICTORY PORTFOLIOS,                     THE VICTORY VARIABLE INSURANCE
individually and not jointly, as            FUNDS, individually and not jointly,
Principal, on behalf of the Funds           as Principal, on behalf of the Funds
set forth on Exhibit A below its            set forth on Exhibit A below its
name, individually and not jointly          name, individually and not jointly


By: /s/ Darin J. Dugenske                   By: /s/ Darin J. Dugenske
    -------------------------------             -------------------------------
Title: Secretary                            Title: Secretary
       ----------------------------                ----------------------------
Address:   3435 Stelzer Road                Address:   3435 Stelzer Road
           Columbus, Ohio 43219                        Columbus, Ohio 43219

THE AGENT                                   THE ADVISER

KEYBANK NATIONAL ASSOCIATION                KEY ASSET MANAGEMENT INC.


By: /s/ William R. Allen                    By: /s/ Kathleen A. Dennis
    -------------------------------             --------------------------------
Title: Senior Vice President                Title: Senior Managing Director
       ----------------------------                -----------------------------
Address:   127 Public Square                Address:    127 Public Square
           Cleveland, Ohio 44114                        Cleveland, Ohio 44114

                                                                       EXHIBIT A

                                      FUNDS

THE VICTORY PORTFOLIOS

     Balanced Fund
     Diversified Stock Fund
     Established Value Fund
     Focused Growth Fund
     Growth Fund
     Intermediate Income Fund
     Small Company Opportunity Fund
     Special Value Fund
     Stock Index Fund
     Value Fund


THE VICTORY VARIABLE INSURANCE FUNDS

     Diversified Stock Fund
     Small Company Opportunity Fund

Revised   December 10, 2003